EXHIBIT 11.1

                        DAWSON PRODUCTION SERVICES, INC.
                        EARNINGS PER SHARE COMPUTATIONS

                                                     Three Months Ended June 30,
                                                          1996         1997
                                                       ----------   ----------
Primary Earnings Per Share
Net Income .........................................   $    1,016   $    1,876
                                                       ----------   ----------
Shares used in earnings per share computation ......        6,510       11,245
                                                       ----------   ----------
Earnings per share .................................   $     0.16   $     0.17
                                                       ----------   ----------

Fully Diluted Earnings Per Share
Net Income .........................................   $    1,016   $    1,876
                                                       ----------   ----------
Shares used in earnings per share computations .....        6,510       11,315
                                                       ----------   ----------
Earnings per share .................................   $     0.16   $     0.17
                                                       ----------   ----------

                COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                              COMPUTATIONS-PRIMARY

Weighted average outstanding common shares .........        6,391       11,126
                                                       ----------   ----------
Average other common equivalent shares-dilutive
  effect of option shares .........................          119          119
                                                       ----------   ----------
Shares used in earnings per share computations .....        6,510       11,245
                                                       ----------   ----------

                COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
                           COMPUTATIONS-FULLY DILUTED

Weighted average outstanding common shares .........        6,391       11,126
                                                       ----------   ----------
Average other common equivalent shares-dilutive
  effect of option shares ..........................          119          189
                                                       ----------   ----------
Shares used in earnings per share computation ......        6,510       11,315
                                                       ----------   ----------